UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 30, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2015, Authentidate Holding Corp. (“Authentidate” or the “Company”) entered into agreements with the holders of outstanding promissory notes in the aggregate principal amount of $1,450,000 that were due on July 2, 2015 (the “Prior Notes”) in order to extend the maturity date of the Prior Notes from July 2, 2015 to July 16, 2015. In consideration for these extensions, the Company also agreed to increase the applicable interest rate of these Prior Notes to 12% per annum. The holders of the Prior Notes are Lazarus Investment Partners LLLP, which is the beneficial owner of approximately 29.4% of the Company’s common stock, which holds a Prior Note in the principal amount of $500,000 and an entity controlled by Douglas B. Luce, the brother of J. David Luce, a member of the Board of Directors of the Company, which holds a Prior Note in the principal amount of $950,000. The foregoing summary description of the terms and conditions of these agreements do not purport to be complete and is qualified in its entirety by the full text of the form of these agreements, which documents have been filed as exhibits to this Form 8-K.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 1, 2015, Jeffrey Beunier, a member of the Board of Directors (the “Board”) of Authentidate notified the Board that he decided to resign from the Board, effective immediately. Mr. Beunier had also served as Chairman of the Audit Committee of the Board and was designated as the Audit Committee Financial Expert. Mr. Beunier stated that his resignation was due to his pursuit of other interests. The Nominating and Corporate Governance Committee and Board intend to review prospective internal candidates to fill the vacancy on the Audit Committee created by Mr. Beunier’s resignation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the adjourned Annual Meeting of Stockholders of Authentidate held on June 30, 2015 (the “Meeting”), the stockholders of the Company approved the Certificate of Amendment to the Company’s Amended Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of common stock of the Company from 100,000,000 to 190,000,000 shares of common stock. The Company filed the Certificate of Amendment with the Secretary of State of Delaware on July 2, 2015 to implement the increase in its authorized number of shares of common stock. This description of the Certificate of Amendment is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2015, the Company reconvened its 2015 Annual Meeting of Stockholders, which was adjourned to permit additional time to solicit stockholder votes on Proposal 4, a proposal to approve the Certificate of Amendment to increase the number of authorized shares of common stock of the Company from 100,000,000 to 190,000,000 shares of common stock. The Meeting was held on June 30, 2015 in Berkeley Heights, New Jersey. Only stockholders of record as of the close of business on April 8, 2015 were entitled to vote at the Meeting. As of the record date, 41,964,118 shares of common stock of the Company were outstanding and entitled to vote at the Meeting. At the Meeting, 30,589,545 shares of common stock of the Company were represented, in person or by proxy. The stockholders voted to approve the amendment to our Amended Certificate of Incorporation to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 100,000,000 shares to 190,000,000 shares, by the following votes:

For	Against	Abstain	Broker Non-Votes
25,852,937	4,323,450	413,158	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended Certificate of Incorporation of the Company.

10.1	Note Amendment Agreement dated July 2, 2015 between the Company and Lazarus Investment Partners LLLP

10.2	Note Amendment Agreement dated July 2, 2015 between the Company and VER 83, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ William A. Marshall
Name:	William A. Marshall
Title:	Chief Financial Officer and Treasurer

Date: July 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended Certificate of Incorporation of the Company.

10.1	Note Amendment Agreement dated July 2, 2015 between the Company and Lazarus Investment Partners LLLP

10.2	Note Amendment Agreement dated July 2, 2015 between the Company and VER 83, LLC

4